Exhibit 99.2

Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.11 Per Share

San Jose, California — July 26, 2018 — Heritage Commerce Corp (Nasdaq: HTBK), today announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share to holders of common stock.  The dividend will be payable on August 24, 2018, to shareholders of record at close of business day on August 10, 2018.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Half Moon Bay, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Redwood City, San Jose, San Mateo, Sunnyvale, and Walnut Creek.  The Company will close the Half Moon Bay office on August 10, 2018. Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC